Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of March 2000
                      Distribution Date of April 20, 2000
                            Servicer Certificate #42

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $58,106,259.40
Beginning Pool Factor                                        0.1194355

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,176,319.30
     Interest Collected                                    $454,276.40

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $62,757.57
Total Additional Deposits                                   $62,757.57

Repos / Chargeoffs                                         $132,854.35
Aggregate Number of Notes Charged Off                               71

Total Available Funds                                    $4,490,385.79

Ending Pool Balance                                     $54,000,053.23
Ending Pool Factor                                           0.1109953

Servicing Fee                                               $48,421.88

Repayment of Servicer Advances                             $202,967.48

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,793,125.00
     Target Percentage                                           2.50%
     Target Balance                                      $1,350,001.33
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($62,977.74)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.535%
Current Weighted Average Remaining Term (months):                15.16
Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days            $695,683.33       487
                                 31 - 60 days           $229,762.56       166
                                 60+  days              $127,984.68        68

     Total:                                           $1,053,430.57       506

     Balances:                   60+  days            $1,159,264.88        68

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $39,140.91
+    Excess Serv.                                        $23,836.83
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,793,125.00

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of March 2000

                                                                       NOTES
                                                                                                        CLASS B         CLASS C
                                      TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $58,106,259.40
Ending Pool Balance               $54,000,053.23

Collected Principal                $3,973,351.82
Collected Interest                   $454,276.40
Charge - Offs                        $132,854.35
Liquidation Proceeds / Recoveries     $62,757.57
Servicing                             $48,421.88
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $4,441,963.91

Beginning Balance                 $58,106,259.41            $0.00            $0.00   $47,422,468.38   $5,761,451.24   $4,922,339.80

Interest Due                         $311,920.91            $0.00            $0.00      $250,153.52      $31,207.86      $30,559.53
Interest Paid                        $311,920.91            $0.00            $0.00      $250,153.52      $31,207.86      $30,559.53
Principal Due                      $4,106,206.17            $0.00            $0.00    $3,839,302.77     $143,717.22     $123,186.19
Principal Paid                     $4,106,206.17            $0.00            $0.00    $3,839,302.77     $143,717.22     $123,186.19

Ending Balance                    $54,000,053.25            $0.00            $0.00   $43,583,165.61   $5,617,734.02   $4,799,153.61
Note / Certificate Pool Factor                             0.0000           0.0000           0.1843          0.3299          0.3292
   (Ending Balance / Original Pool Amount)
Total Distributions                $4,418,127.08            $0.00            $0.00    $4,089,456.29     $174,925.08     $153,745.72

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $23,836.83
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,793,125.00
(Release) / Draw                     ($62,977.74)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of March 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                4               3                 2                1
                               Oct-99           Nov-99           Dec-99          Jan-00            Feb-00           Mar-00
Beginning Pool Balance     $84,732,259.10   $79,055,684.41   $73,149,488.29   $68,371,105.77   $62,720,712.10   $58,106,259.40

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $35,333.50       $34,112.90       $30,469.18       $46,351.33       $30,718.56      $132,854.35
    Recoveries                $132,807.84      $224,020.48      $160,540.93       $19,939.19       $22,648.10       $62,757.57

Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)          $110,933.41                Total Charged off (Months 1 - 6)       $309,839.82
   Total Recoveries (Months 3, 2, 1)           $105,344.86                  Total Recoveries (Months 1 - 6)        $622,714.11
   Net Loss / (Recoveries) for 3 Mos             $5,588.55(a)               Net Loss/(Recoveries) for 6 Mos.      ($312,874.29)(c)

Total Balance (Months 5, 4, 3)             $220,576,278.47(b)               Total Balance (Months 1 - 6)       $426,135,509.07 (d)

Loss Ratio Annualized  [(a/b) * (12)]              0.0304%                  Loss Ratio Annualized [(c/d) (12)]       -0.88106%

Trigger:  Is Ratio > 1.5%                               No                  Trigger:  Is Ratio > 6.0%                       No


                                                                                 Jan-00            Feb-00           Mar-00
B)   Delinquency Trigger:                                                      $1,260,969.53    $1,212,356.92    $1,159,264.88
     Balance delinquency 60+ days                                                   1.84430%         1.93295%         1.99508%
     As % of Beginning Pool Balance                                                 1.27268%         1.60708%         1.92411%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer